UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 18, 2008
NAVIGANT CONSULTING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12173	36-4094854

(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification Number)
30 S. Wacker, Chicago, IL 60611
(Address of Principal Executive Offices) (Zip Code)
(312) 573-5600
(Registrant’s telephone number, including area code)
N.A.
(Former Name or Former Address if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01. Entry into a Material Definitive Agreement.
(a) On April 21, 2008, Navigant Consulting, Inc. (the “Company”) announced that it had signed a definitive agreement to acquire Chicago Partners, LLC (“Chicago Partners”), a leading Chicago-based economic and financial analysis consulting firm, pursuant to a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) among the Company, Chicago Partners and certain members of Chicago Partners.
The Company has agreed to purchase substantially all of the assets of Chicago Partners, which primarily consist of client contracts and relationships and accounts receivable, for a purchase price consisting of:
•	$50,000,000 in cash to be paid at closing, subject to a working capital adjustment;

•	$23,000,000 in common stock of the Company, such shares to be issued on each of the six month anniversary, the first anniversary, the second anniversary and the third anniversary of the closing date in an amount equal to $5,750,000 divided by the average closing price per share of common stock of the Company for the ten trading day period ending on the fifth trading day prior to the date such shares are issued; and

•	up to $27,000,000 of contingent payments based on the aggregate gross margin generated by the Chicago Partners practice during the periods from the closing to December 31, 2008 and calendar years 2009, 2010 and 2011. If earned, the contingent payments would be paid 75% in cash and 25% in shares of common stock of the Company based on the average closing price per share of common stock of the Company for the ten trading day period ending on the fifth trading day prior to the date such shares are issued.
The Purchase and Sale Agreement contains customary representations, warranties and covenants, as well as customary mutual indemnification obligations. The transaction is expected to close in the second quarter of 2008. A copy of the Purchase and Sale Agreement is filed as Exhibit 2.1 to this report and is incorporated by reference in this report. The foregoing description of the Purchase and Sale Agreement is qualified in its entirety by reference to the full text of the Purchase and Sale Agreement. A copy of the press release issued by the Company announcing the execution of the Purchase and Sale Agreement is filed as Exhibit 99.3 to this report and is incorporated by reference in this report.
In connection with the Purchase and Sale Agreement, the Company entered into employment agreements with certain principals of Chicago Partners for varying initial employment periods up to five years. The Company and each such principal also entered into a noncompetition and nonsolicitation agreement in favor of the Company for a period equal to the principal’s initial employment period.
The summary disclosure above and the Purchase and Sale Agreement filed as Exhibit 2.1 to this report are being furnished to provide information regarding certain of the terms of the Purchase and Sale Agreement. No representation, warranty, covenant or agreement described in the summary disclosure or contained in the Purchase and Sale Agreement is, or should be construed as, a representation or warranty by the Company to any investor or a covenant or agreement of the Company with any investor. The representations, warranties, covenants and agreements contained in the Purchase and Sale Agreement are solely for the benefit of the Company, Chicago Partners and certain of its members party thereto, may represent an allocation of risk between the parties, may be subject to standards of materiality that differ from those that are applicable to investors and may be qualified by disclosures between the parties.
(b) On April 22, 2008, the Board of Directors of the Company adopted an amendment (the “Amendment”) to its 2005 Long Term Incentive Plan, as amended (the “LTIP”) to amend the definition of “Performance Period” to not less than twelve months, to amend the definition of “Restriction Period” to not less than thirty-six months, and to make other required amendments related to the implementation of Section 409A of the Internal Revenue Code. The Amendment is filed as Exhibit 10.1 to this report and is incorporated by reference to this report.
ITEM 2.02 Results of Operations and Financial Condition.
Navigant Consulting, Inc. issued a press release dated April 24, 2008 announcing the results for the first quarter ended March 31, 2008. The press release is attached hereto as Exhibit 99.1.
ITEM 3.02. Unregistered Sales of Equity Securities.
As described above, as partial consideration for the acquisition of Chicago Partners described in Item 1.01, the Purchase and Sale Agreement provides that the Company will issue to Chicago Partners shares of common stock of the Company on each of the six month, first, second and third anniversaries of the closing date for the acquisition. The number of shares to be issued will be based on the average closing price per share of common stock of the Company prior to issuance.
As described above, the Purchase and Sale Agreement also provides that if contingent payments are earned, the Company will issue to Chicago Partners shares of common stock of the Company equal to 25% of the contingent payment, and the number of shares to be issued will be based on the average closing price per share of common stock of the Company prior to issuance.
The actual number of shares of common stock of the Company to be issued pursuant to the Purchase and Sale Agreement will not be determined until such shares are issued.
The Company relied on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, in connection with the sale of the shares of common stock of the Company described in this Item 3.02.
ITEM 7.01 Regulation FD Disclosure.
On April 24, 2008, Navigant Consulting, Inc. posted the Metrics Summary of Navigant Consulting, Inc. The Metrics Summary is attached hereto as Exhibit 99.2.

ITEM 8.01. Other Events.
On April 21, 2008 the Company issued a press release announcing the execution of the Purchase and Sale Agreement, a copy of which is filed as Exhibit 99.3 to this report and is incorporated by reference herein.
ITEM 9.01. Financial Statements and Exhibits.

(a)	Exhibits:

2.1	Purchase and Sale Agreement dated as of April 18, 2008 (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and exhibits to this agreement are omitted but will be provided supplementally to the Commission upon request).

10.1	First Amendment of the Navigant Consulting, Inc. 2005 Long Term Incentive Plan, as amended, effective as of April 22, 2008.

99.1	Press Release of the Company dated April 24, 2008.

99.2	Metrics Summary of Navigant Consulting, Inc.

99.3	Press release of the Company dated April 21, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.
Date: April 24, 2008	By:	/s/ Scott J. Krenz
Scott J. Krenz
Executive Vice President and Chief Financial Officer